Exhibit 8.1

Principal Subsidiaries and VIEs of the Registrant

Name of Entity	Jurisdiction of Incorporation	Ownership
Subsidiaries:
For Sohu:
Sohu.com (Hong Kong) Limited (“Sohu HK”)	Hong Kong	100%
Beijing Sohu New Era Information Technology Co., Ltd. (“Sohu Era”)	People’s Republic of China	100%
Sohu.com (Search) Limited (“Sohu Search”)	Cayman Islands	100%
Beijing Sohu New Media Information Technology Co., Ltd. (“Sohu Media”)	People’s Republic of China	100%
Sohu.com (Game) Limited (“Sohu Game”)	Cayman Islands	100%
Beijing Sohu New Momentum Information Technology Co., Ltd. (“Sohu New Momentum”)	People’s Republic of China	100%
Fox Video Limited (“Sohu Video”)	Cayman Islands	100%
Fox Information Technology (Tianjin) Limited (“Video Tianjin”)	People’s Republic of China	100%
Sohu Focus Limited (“Sohu Focus”)	Cayman Islands	100%
For Changyou:
Changyou.com Limited (“Changyou”)	Cayman Islands	100%
Changyou.com (HK) Limited (“Changyou HK”)	Hong Kong	100%
Beijing AmazGame Age Internet Technology Co., Ltd. (“AmazGame”)	People’s Republic of China	100%
Beijing Changyou Gamespace Software Technology Co., Ltd. (“Gamespace”)	People’s Republic of China	100%
Changyou.com Korea LLC (“Changyou Korea”)	Korea	100%
Beijing Changyou Chuangxiang Software Technology Co., Ltd. (“Changyou Chuangxiang”)	People’s Republic of China	100%
For Sogou:
Sogou Inc. (“Sogou”)	Cayman Islands	34%
Sogou (BVI) Limited (“Sogou BVI”)	British Virgin Islands	34%
Beijing Sogou Technology Development Co., Ltd. (“Sogou Technology”)	People’s Republic of China	34%
Sogou Hong Kong Limited (“Sogou HK”)	Hong Kong	34%
Vast Creation Advertising Media Services Limited (“Vast Creation”)	Hong Kong	34%
Beijing Sogou Network Technology Co., Ltd (“Sogou Network”)	People’s Republic of China	34%
Sogou (Shantou) Internet Microcredit Co., Ltd. (“Sogou Microcredit”)	People’s Republic of China	34%
Sogou (Hangzhou) Intelligent Technology Co., Ltd. (“Sogou Hangzhou”)	People’s Republic of China	34%
Shantou Ying Zhong Bai Fu Financing Guarantee Co., Ltd. (“Sogou Financing Guarantee”)	People’s Republic of China	34%
VIEs:
For Sohu:
Beijing Century High-Tech Investment Co., Ltd. (“High Century”)	People’s Republic of China	100%
Beijing Heng Da Yi Tong Information Technology Co., Ltd. (“Heng Da Yi Tong”)	People’s Republic of China	100%
Beijing Sohu Internet Information Service Co., Ltd. (“Sohu Internet”)	People’s Republic of China	100%
Beijing Sohu Donglin Advertising Co., Ltd. (“Donglin”)	People’s Republic of China	100%
Tianjin Jinhu Culture Development Co., Ltd (“Tianjin Jinhu”)	People’s Republic of China	100%
Beijing Focus Interactive Information Service Co., Ltd. (“Focus Interactive”)	People’s Republic of China	100%
For Changyou:
Beijing Gamease Age Digital Technology Co., Ltd. (“Gamease”)	People’s Republic of China	100%
Shanghai ICE Information Technology Co., Ltd. (“Shanghai ICE”)	People’s Republic of China	100%
Beijing Guanyou Gamespace Digital Technology Co., Ltd. (“Guanyou Gamespace”)	People’s Republic of China	100%
For Sogou:
Beijing Sogou Information Service Co., Ltd.(“Sogou Information”)	People’s Republic of China	34%
Chengdu Easypay Technology Co., Ltd. (“Chengdu Easypay”)	People’s Republic of China	34%